                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares sold pursuant to the 1997 Stock Option Plan of International Remote Imaging Systems, Inc. ("IRIS") of (i) our report dated May 26, 1995, with respect to the balance sheets of StatSpin, Inc. as of March 31, 1995, and the related statements of income and accumulated deficit and cash flows for the years then ended, which report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.



KPMG PEAT MARWICK LLP

/s/ KPMG PEAT MARWICK LLP
_________________________



Boston, Massachusetts
July 15, 1997